Exhibit 5.1

[Letterhead of AmTrust Financial Services, Inc.]

June 11, 2015

AmTrust Financial Services, Inc.

59 Maiden Lane, 43rd Floor

New York, NY 10038

Re: Registration Statement on Form S-3ASR filed by AmTrust Financial Services, Inc.

Ladies and Gentlemen:

As Senior Vice President, General Counsel and Secretary for AmTrust Financial Services, Inc., a Delaware corporation (the “Company”), I have acted as counsel in connection with the Registration Statement on Form S-3ASR to which this opinion has been filed as an exhibit (the “Registration Statement”). The Company is filing the Registration Statement with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale from time to time of one or any combination of (i) debt securities, in one or more series (the “Debt Securities”); (ii) shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”); (iii) shares of preferred stock, $0.01 par value per share, of the Company, which may be convertible into shares of Common Stock or other securities (the “Preferred Stock”); (iv) depositary shares evidenced by depositary receipts representing a fraction or a multiple of a share of Preferred Stock (the “Depositary Shares”), (v) warrants to purchase Debt Securities, Common Stock or Preferred Stock (the “Warrants”) at indeterminate prices and (vi) units consisting of more than one of the foregoing securities listed in (i) through (v) (the “Units”). The Debt Securities, the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act in an indeterminate amount.

In rendering these opinions, I have examined the Registration Statement and the documents incorporated by reference therein, the indenture dated December 21, 2011 by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee, a form of the share certificate representing the Common Stock, and such documents and records, including an examination of originals or copies certified or otherwise identified to my satisfaction, and matters of law as I have deemed necessary for purposes of this opinion. Based upon the foregoing and subject to the assumptions, qualifications and limitations stated herein, I am of the opinion that:

1.	The Debt Securities, upon the issuance and sale thereof in the manner contemplated in the Registration Statement and indentures referenced therein, as applicable, and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine, will constitute valid and binding obligations of the Company.

2.	The Common Stock, including Common Stock to be issued upon conversion, exchange or exercise of any other Security in accordance with its terms, and Preferred Stock will be validly issued, fully paid and nonassessable upon the issuance and sale thereof in the manner contemplated in the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine.

3.	The Depositary Shares to be sold by the Company, upon the due issuance by the depositary of depositary receipts (including any master depositary receipt issued in connection therewith)

evidencing such Depositary Shares against the deposit of the shares of Preferred Stock in respect thereof in accordance with the provisions of the relevant Deposit Agreement, will be validly issued and the persons in whose names the depositary receipts are registered will be entitled to the rights specified therein and in the relevant Deposit Agreement.

4.	The Warrants will be the valid, binding and enforceable obligations of the Company upon the issuance and sale thereof in the manner contemplated in the Registration Statement and upon receipt by the Company of such lawful consideration therefor as the Company’s Board of Directors (or a duly authorized committee thereof) may determine.

5.	When (i) the terms of the issuance and sale of the Units shall have been duly authorized by all necessary corporate action by the Company’s Board of Directors, (ii) the Common Stock and Preferred Stock that are components of any Units are validly issued, fully paid and nonassessable, and (iii) the Debt Securities and Warrants that are components of any Units constitute valid and binding obligations of the Company enforceable against it in accordance with their terms, such Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

In rendering the foregoing opinions, I have assumed that: (i) a prospectus supplement describing each class or series of securities offered pursuant to the Registration Statement, to the extent required by applicable law and relevant rules and regulations of the Commission, will be timely filed with the Commission; (ii) the definitive terms of each class and/or series of securities will have been established in accordance with the authorizing resolutions of the Company’s Board of Directors (or an authorized committee thereof), the Company’s Amended and Restated Certificate of Incorporation, as amended, and applicable law; (iii) the Company will issue and deliver the securities in the manner contemplated in the Registration Statement and any securities, including the Common Stock or Preferred Stock issuable upon conversion, exchange, or exercise of any other security, will have been duly authorized and reserved for issuance from the applicable class of capital stock of the Company, in each case within the limits of such class of capital stock then remaining authorized but unreserved and unissued; (iv) the resolutions authorizing the Company to issue, offer and sell the securities will have been adopted by the Company’s Board of Directors (or an authorized committee thereof) and will be in full force and effect at all times at which the securities are offered or sold by the Company; and (v) all securities will be issued in compliance with applicable federal and state securities laws.

With respect to any securities consisting of any series of Debt Securities, I have further assumed that: (i) all terms of such Debt Securities not provided for in the indenture will have been established in accordance with the provision of the indenture and reflected in appropriate documentation approved by us and, if applicable, duly executed and delivered by the Company and the applicable trustee; (ii) such Debt Securities will be duly executed, authenticated, issued and delivered in accordance with the provisions of the applicable indenture; and (iii) the interest rate on any such Debt Securities will not be higher than the maximum lawful rate permitted from time to time under applicable law.

With respect to any securities consisting of Preferred Stock, I have further assumed that the Company will issue and deliver the shares of the Preferred Stock being issued and delivered after the filing with the Secretary of State of the State of Delaware a Certificate of Amendment to its Amended and Restated Certificate of Incorporation, establishing the designations, preferences and rights of the class or series of the Preferred Stock being issued and delivered.

With respect to any securities consisting of Warrants, I have further assumed that (i) a Warrant Agreement relating to the Warrants (the “Warrant Agreement”) to be entered into between the Company and an entity selected by the Company to act as the warrant agent (the “Warrant Agent”) will have been authorized, executed and delivered by the Company and the Warrant Agent, and (ii) the Warrants will be authorized, executed and delivered by the Company in accordance with the provisions of the Warrant Agreement.

My opinions regarding Debt Securities, Warrants and Units are limited by: (i) bankruptcy, insolvency, reorganization, fraudulent transfer, conveyance, voidable preference, moratorium or other similar laws, regulations or judicial opinions of general applicability, including those relating to or affecting creditors’ rights generally; and (ii) general equitable principles and public policy considerations, whether such principles and considerations are considered in a proceeding at law or at equity.

In rendering the foregoing opinions, my examination of the matters of law has been limited to, and I express no opinion as to, the laws of any jurisdiction other than the General Corporation Law of the State of Delaware, the laws of the State of New York and the federal laws of the United States of America, as in effect on the date hereof.

I hereby consent to the filing of this legal opinion as Exhibit 5.1 to the Registration Statement and to the reference to myself under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement. In giving such consent, I do not thereby admit that I am included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Stephen B. Ungar

Senior Vice President, General Counsel and Secretary